EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


         The accompanying unaudited pro forma combined financial statements of Quest Net Corp. and Vidikron of America, Inc. give effect to the acquisition of all of the outstanding capital stock of Vidikron of America, Inc. under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Quest Net would actually have been if the acquisition had in fact occurred on January 1, 2000, nor do they purport to project the results of operations or financial position of Quest Net for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary valuation and subject to final valuation adjustments.


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


                                QUEST NET CORP.

    NOTES TO THE UNAUDITED PRO FORMA COMBINED WITH VIDIKRON OF AMERICA, INC.
                             FINANCIAL INFORMATION

          On March 16, 2001, the Board of Directors of Quest Net Corp. approved the acquisition of all of the outstanding capital stock of Vidikron of America, Inc. (the "Company"). The Company was acquired in a stock-for-stock transaction in which the former shareholders of the Company now own approximately 85% of Quest Net's common stock, assuming the conversion of the outstanding preferred securities and $2.5 million of the promissory note. Accordingly the transaction has been accounted for as a reverse acquisition as a recapitalization of Vidikron, pursuant to which Vidikron is treated as the continuing entity.

          The adjustments to the unaudited pro forma balance sheet for the quarter ended March 31, 2001 assumes the merger occurred as of March 31, 2001 and are as follows:

             (1) To reflect the effect of a 40-for-1 reverse stock split in the outstanding common stock of Quest Net.

             (2) The issuance and conversion of 10 shares of Series B Convertible Preferred stock into 254,911,356 shares of Quest Net common stock.

             (3) The conversion of a $2.5 million promissory note into 43,750,000 shares of Quest Net common stock.



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


                                 Quest Net Corp.
                          Unaudited Pro Forma Combined
                            Statements of Operations
                         Period Ended December 31, 2000

                                                                                       Pro Forma adjustments
                                                                                      -----------------------
                                           Quest Net        Vidikron        TOTAL       DR          CR               Pro Forma
                                          ------------   -------------   ------------ -----------  ----------    ---------------
Revenues                                 $    428,343  $    6,724,577   $  7,155,920                            $     7,155,920

Cost of revenue                               690,003       4,380,461      5,070,464                                  5,070,464
                                          ------------   -------------   ------------ -----------  ----------    ---------------
                                             (261,660)      2,347,116      2,085,456                                  2,085,456

General & administrative                    2,728,507       2,923,026      5,651,533                                  5,651,533
Depreciation and amortization                 657,220          73,126        730,346                                    730,346
Stock based compensation                      782,255            -           782,255                                    782,255
Unauthorized loss on proprty
 and equipment                                655,000            -           655,000                                    655,000
Loss on impairment                          2,467,749            -         2,467,749                                  2,467,749
Loss on disposal                                7,810            -             7,810                                      7,810
Penalty for unconsumated
 acquisition                                  100,000            -           100,000                                    100,000
                                          ------------   -------------   ------------                            ---------------
 Total Operating Expenses                   7,398,541       2,996,152     10,394,693                                10,394,693
                                          ------------   -------------   ------------                            ---------------

Operating Loss                             (7,660,201)      (649,036)     (8,309,237)                                (8,309,237)

Other                                         (16,304)          -            (16,304)                                   (16,304)
Interest expense                              (65,046)      (318,493)       (383,539)                                  (383,539)
Unrealizedgain on marketable
 securities                                     1,248           -              1,248                                      54,654
Gain on settlement of leased space            700,000           -            700,000                                     700,000
Loss on return of leased equipment           (376,824)          -           (376,824)                                   (376,824)
Loss on lawsuit settlements                (4,779,460)          -         (4,779,460)                                 (4,779,460)
                                          ------------   -------------   ------------                            ----------------
Net Loss                                $ (12,196,587) $    (967,559)   $(13,164,116)                           $    (13,164,116)
                                          ============   =============   ============                             ===============

Net loss per share - Basic and diluted:
                                        $       (0.11) $        -       $      (0.11)                           $          (0.04)
                                          ============   =============    ===========                             ===============

WEIGHTED AVERAGE SHARES                    23,091,372            -         23,091,372       276,804,341               299,895,713
                                          ============   ==============   ===========                             ===============


             See notes to unaudited pro forma financial statements

                                 Quest Net Corp.
                   Unaudited Pro Forma Combined Balance Sheet
                                 March 31, 2001



                                                                         Pro Forma adjustments
                                                                     ---------------------------------
                                        Quest Net      Vidikron           DR                CR                Pro Forma
                                        ----------   -------------   ----------------    ---------------    --------------
Assets

Cash                                   $     8,902  $      72,153                                         $        81,055
Accounts receivable                         28,191        368,591                                                 396,782
Other receivables                             -             2,048                                                   2,048
Inventories                                   -         1,005,023                                               1,005,023
Prepaid expenses                               976         34,403                                                  35,379
                                        ----------   -------------   ----------------    ---------------    --------------
   Total Current Assets                     38,069      1,482,218            -                  -               1,520,287

Property plant and equipment               331,165         68,636                                                 399,801

Intangibles                                   -         1,942,077                                               1,942,077

Other                                       11,695         23,156                                                  34,851
                                        ----------   -------------   ----------------    ---------------    --------------

   Total Assets                        $   380,929  $   3,516,087           -                  -          $     3,897,016
                                        ==========   =============   ================    ===============    ==============

Liabilities and Shareholders' Deficit

Accounts payable and
 accrued expenses                      $ 1,971,254  $   1,166,555   $    125,000                        $       3,012,809
Notes payable                            3,777,596      3,501,130      2,500,000                                4,778,726
Due to shareholder                         901,579           -                                                    901,579
Current portion of capital lease            16,160           -                                                     16,160
                                        ----------   -------------   ----------------    ---------------    --------------
   Total Current Liabilities             6,666,589      4,667,685      2,625,000               -                8,709,274

Minority Interest                           80,000                                                                 80,000

Capital Lease                               30,662                                                                 30,662

Shareholders deficit:
Preferred stock, no par value;
 5,000,000 shares authorized;
 30,010 issued and 30,000
 outstanding                                  -              -        15,294,681       $ 15,294,681                  -
Common stock, par value $.0001
 300,000,000 shares authorized;
 49,374,309 issued and outstanding
 actual; 299,895,713 issued and
 outstanding pro forma                       4,937         50,000         54,814             29,866                29,989
Warrants                                     7,191           -                                                      7,191
Options                                     25,800           -                                                     25,800
Additional paid-in capital              18,018,629      2,147,527     39,747,560         17,944,629            (1,636,775)
Accumulated deficit                    (24,452,879)    (3,349,125)                       24,452,879            (3,349,125)
                                       -----------   -------------   ----------------    ---------------    --------------
   Total Shareholders' Deficit          (6,396,322)    (1,151,598)    55,097,055         57,722,055            (4,922,920)
                                       -----------   -------------   ----------------    ---------------    --------------
                                      $    380,929  $   3,516,087  $  57,722,055       $ 57,722,055       $     3,897,016
                                       ===========   =============   ================    ===============    ==============





              See notes to unaudited pro forma financial statements

                            Quest Net Corp.
                         Unaudited Pro Forma Adjustments

Pro Forma adjustments reflect the following transaction:


Pro Forma adjustments - Balance Sheet March 31, 2001

                                          DR                      CR

1)
   Common stock                         $4,814
    Additional paid-in capital                                  $4,814
  To record 1 for 40 reverse stock
  split (49,374,309/40=1,234,357@
  $.0001=$123)

2)
   Notes payable                         2,500,000
   Accounts payable and accrued
    expenses                               125,000
    Common stock                                                 4,375
    Additional paid-in capital                               2,620,625
  To record conversion of $2.5 million Quest Net Corp. note of James LLC plus $125,000 of accrued interest into 43,750,000 shares of common stock

3)
   Additional paid-in capital           15,294,681
   Series B Preferred                                       15,294,681
  To record issuance of 10 shares of Series B Preferred stock at $.06 market value

4)
   Series B Preferred                   15,294,681
    Common stock                                               25,491
    Additional paid-in capital                              15,269,190
  To record conversion of Series B Preferred stock into 254,911,356 shares of common stock

5)
    Common stock                            50,000
    Additional paid-in capital          24,452,879
     Accumulated deficit                                    24,502,879
  To record the combination of the
  two companies as a recapitalization
  of Vidikron, pursuant to which
  Vidikron is treated as the continuing
  entity